Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-189883, 333-194844, 333-202768, 333-210210, 333-216584, 333-222567, 333-222568 and 333-230201) and Form S-3 (Nos. 333-220255 and 333-230361) of NanoString Technologies, Inc. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 2, 2020